UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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TAPSLIDE, INC.
(Name of Registrant as Specified In Its Charter)

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TAPSLIDE, INC.
220 Summit Blvd. #402
Broomfield, Colorado 80021

INFORMATION STATEMENT NOTICE

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

Dear Stockholders:

        Notice is hereby given that effective February 2, 2009, we received a written consent in lieu of a special meeting of stockholders, from the holders of a majority of our outstanding $0.001 par value common stock, appointing Aaron Lamkin as a member of our Board of Directors.

        You are encouraged to read the attached Information Statement for further information regarding this action.

        This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.

        Shareholders of records as of the close of business on February 2, 2009 have received the attached Information Statement, which is expected to be mailed or about February 11, 2009.

/s/ Steven Grubner
Steven Grubner, Chief Financial Officer

Denver, Colorado
February 11, 2009

TAPSLIDE, INC.
220 Summit Blvd. #402
Broomfield, Colorado 80021

INFORMATION STATEMENT

Approximate date of mailing:   February 11, 2009

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

INTRODUCTION

        This Information Statement is furnished on or about February 11, 2009 to holders of shares of common stock, $0.001 par value (the “Common Stock”) of TapSlide, Inc. (the “Company”) to holders of record as of the close of business on February 2, 2009 to notify such stockholders that the Company received written consents (the “Written Consent”) in lieu of a meeting of stockholders from holders of a majority of the shares of voting securities, effective February 2, 2009 (the “Record Date”) representing in excess of 50% of the total issued and outstanding shares of voting stock of the Company appointing Aaron Lamkin a member of the Board of Directors of the Company (the “Director Appointment”).

        This Information Statement describing the Director Appointment is first being mailed or furnished to the Company’s shareholders on or about February 11, 2009, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on March 2, 2009.

        This Director Appointment was made by a majority stockholders (the “Majority Stockholders”) of our Company in accordance with the Corporation Law of the State of Nevada. The names of the Majority Stockholders who have executed the Written Consent and their respective ownership of the Company’s Common Stock is as follows: Michael Dean Stemple (10,000,000), Thomas Martin Stemple (6,200,000), Christopher James Stemple (3,000,000), Thomas Harold Stemple and Florence Alice Stemple (700,000) and Panama Capital Group, Inc. (1,960,000).

        As of the Record Date, there were 43,515,000 shares of the Company’s $0.001 par value common stock (“Common Stock”) outstanding. Each share of our Common Stock is entitled to one vote. The Majority Stockholders own 21,860,000 shares of Common Stock or approximately 50.2% of our outstanding Common Stock. No other votes were required or necessary to adopt this amendment, and none are being solicited hereunder. See “Security Ownership of Certain Beneficial Owners and Management” below.

        Because holders of approximately 50.2% of the Company’s outstanding Common Stock have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Nevada law and our Articles of Incorporation, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other shareholder of the Company. Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

        The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

PROPOSAL

APPOINTMENT OF A DIRECTOR OF THE COMPANY

        The Company’s directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The Bylaws of the Company provide the number of directors may from time to time by action of the Board of Directors to not less than one (1) nor more than fifteen (15).

INFORMATION CONCERNING DIRECTOR

        Aaron Lamkin, age 31, was engaged as a vice president of the Company effective February 2, 2009. Mr. Lamkin has been a manager and a member of the Regency Group, LLC since 2000. The Regency Group, LLC is a boutique investment company focusing on making investments in companies in small and emerging markets. At the Regency Group, Mr. Lamkin has consulted companies in mergers and acquisitions and continues to consult many companies on an ongoing basis. Mr. Lamkin is also a director of Blugrass Energy, Inc, a public Nevada corporation. Mr. Lamkin has a Bachelor of Science degree in restaurant and resort management from Colorado State University.

    Mr. Lamkin was appointed to the Board of Directors by the Majority Shareholder pursuant to an understanding between the Company and Michael Dean Stemple, a former executive officer and member of the board of directors of the Company, whereby, among other things, Mr. Stemple and his family members would appoint Mr. Lamkin a member of the Board of Directors of the Company and gift their shares to the Company and the Company would reimburse Mr. Stemple for certain fees he incurred as a result of his relationship with the Company as an officer, director and shareholder.

        There are no family relationships among directors or executive officers, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. Each executive officers holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

        Currently, we do not have an audit committee and, as such, do not have a financial expert on our audit committee or an audit committee charter. We do not have a compensation or nominating committee of the Board of Directors and the Board of Directors performs such functions on behalf of the Company because the Company in the past has only had a single director. Mr. Lamkin is not deemed to be Independent as defined in Section 803 of the NYSE Alternext US LLC listing standards, as applicable and as may be modified or supplemented.

        During the fiscal year ended January 31, 2008, the board of directors did not hold any formal meetings of the board of directors but rather by consent because during the year, there was a maximum of one director of the Company.

        Certain transactions

        During the quarter ended October 31, 2008, the Regency Group, LLC invested $150,000 in the Company’s 10% Series A Convertible Debentures (the “Debentures”) that are convertible into shares of the Company’s Common Stock at a price of $0.30 per share. The Debentures were due and payable on December 31, 2008, bear interest at a rate of 10% per annum and are in default. Aaron Lamkin is a manager and a member of the Regency Group, LLC.

        Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act, generally requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“10% owners”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended January 31, 2008, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation of the Company’s Chief Executive Officers and Chief Financial Officers for the fiscal years ended January 31, 2008, 2007 and 2006:

Name and Principal Position	Fiscal Year	Salary	Bonus	Total ($)

Ken Ralfs	2008	$27,000	$0	$27,000	(1)
Chief Executive Officer and	2007	$2,500	$0	$2,500
Chief Financial Officer (2)	2006	n/a	n/a	n/a

Gorden Racette (3)	2008	0	0	0
	2007	0	0	0
	2006	0	0	0

(1)	This amount is in Canadian dollars and represents the monthly management fee paid to Mr. Ralfs.
(2)	Mr. Ralfs was the Chief Executive Officer and Chief Financial Officer of the Company from January 2007 until July 17, 2008.
(3)	Mr. Racette was the Chief Executive Officer and Chief Financial Officer of the Company from November 2005 until January 2007.

        On May 1, 2007, the Company retained the continued services of Ken Ralfs for a term of 12 months pursuant to the terms and conditions of a management agreement (the “Management Agreement”). Pursuant to the Management Agreement, the Company paid Mr. Ralfs CDN$3,000 per month for providing such services and will reimburse Mr. Ralfs for any reasonable out-of-pocket expenses. Mr. Ralfs resigned as the President, Chief Executive Officer and Chief Financial Officer on July 17, 2008.

        Effective July 17, 2008, the Company entered into an employment agreement with Michael Stemple (the “Stemple Employment Agreement”), the Company’s form Chief Executive Officer and President. Pursuant to the Stemple Employment Agreement, Mr. Stemple received a base salary of approximately $120,000 per annum with an increase in his base salary and any discretionary bonuses subject to approval by the Board of Directors. Mr. Stemple resigned as an officer and director of the Company effective December 19, 2008.

DIRECTOR COMPENSATION

        There are no other arrangements to compensate the Company’s directors for services rendered or to be rendered.

OPTION/SAR GRANTS

        The Company did not grant any options or stock appreciation rights during the fiscal year ended January 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company recognized donated rent at $250 per month and donated services provide by Ken Ralfs, the former president of and a former director of the Company at $500 per month. Commencing February 1, 2007, the Company paid management fees to Mr. Ralfs at a rate of CDN$833 per month for February and March 2007 and CDN$3,000 commencing April 2007. For the year ended January 31, 2008, the Company recognized $3,000 (2007-$3,000) in donated rent and $30,390 (CDN$31,667)(2007-$6,333) in management expenses. The President also received a bonus of $4,971 (CDN$5,000)(2007-$nil) for the year ended January 31, 2008.

        As of January 31, 2008, the Company was indebted to Mr. Ralfs for $88 (2007- $75), representing expenses paid on behalf of the company. This amount is unsecured, non-interest bearing and has no repayment terms.

        Effective July 17, 2008, the Company purchased certain intellectual property from Michael Stemple, the former president of and a former director of the Company and a principal shareholder of the Company for $5,000 and the reimbursement of amounts incurred by him in connection with the business of the Company and the purchase by the Company of the intellectual property from him. Mr. Stemple resigned as an officer and director of the Company effective December 19, 2008.

        Effective July 17, 2008, the Company entered into an employment agreement with Michael Stemple (the “Stemple Employment Agreement”). See “Executive Compensation” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 2, 2009 regarding current beneficial ownership of the shares of any class of our Voting Securities by (i) each person known by us to own more than 5% of the outstanding shares of our Common Stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, to our knowledge each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 43,515,000 outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership

Aaron Lamkin	500,000	1.1%
4600 S. Ulster St. #975
Denver, CO 80237 (1)

Steven Grubner	57,500	< 1%
728 S. Prairie Avenue
Barrington, IL 60010 (2)

Matthew Diehl	0	0%
220 Summit Blvd. #402
Broomfield, Colorado 80021

Michael Stemple	10,000,000	22.9%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (3)

Thomas Martin Stemple	6,200,000	14.2%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (3)

Christopher James Stemple	3,000,000	6.9%
14405 W. Colfax Ave. Suite 104
Lakewood, CO 80401 (3)

Officers & Directors as a Group	557,000	1.1%

(1)	Represents shares of the Company’s common stock that may be acquired at a price of $0.30 per share upon the conversion of $150,000 of convertible debentures owned by the Regency Group, LLC, in which Mr. Lamkin is a manager and a member.
(2)	Represents shares of the Company’s common stock that the Company has agreed to issue to Mr. Grubner that have not been issued as February 2, 2009 but may be issued in the next 60 days.
(3)	Michael Dean Stemple is the beneficial owner of 10,000,000 shares of the Company’s Common Stock, Thomas Martin Stemple is the beneficial owner of 6,200,000 shares of the Company’s Common Stock and Christopher James Stemple is the beneficial owner of 3,000,000 shares of the Company’s common stock. Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple are each related to Michael Dean Stemple but have separate residences. Michael Dean Stemple does not exercise voting or dispositive power over any of the shares held by Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple and disclaims the beneficial ownership of these shares. If Michael Dean Stemple, Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple were deemed to be acting as a “group”, they would own 19,900,000 shares of the Company’s Common Stock or 45.7% of the issued and outstanding shares of Common Stock.

Changes in Control of the Company

        Effective on or about February 9, 2009, Michael Dean Stemple, Thomas Martin Stemple, Christopher James Stemple, Thomas Harold Stemple and Florence Alice Stemple each gifted the shares they own in the Company to the Company and effected a change in control of the Company.

        The Company is unaware of any other contract or other arrangement the operation of which may at a subsequent date result in a change in control of the Company.

Shareholder Communications

        The Company does not have a process for shareholder communications because the Company in the past has only had a single director. Shareholders who wish to communicate with the Board of Directors of the Company may send a letter to the Board of Directors of the Company at 220 Summit Blvd. #402, Broomfield, Colorado 80021. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “‘Shareholder-Director Communication.”

ADDITIONAL INFORMATION

        This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission may be obtained free of charge.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE APPOINTMENT OF AARON LAMKIN AS A MEMBER OF OUR BOARD OF DIRECTORS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO TAKE THIS ACTION BY CONSENT UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

TAPSLIDE, INC.

February 11, 2009	Steven Grubner Chief Financial Officer